Exhibit 23.1

CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form S-4 of Energy XXI Gulf Coast, Inc. of our report dated October 17, 2006 relating to the consolidated financial statements of Energy XXI Gulf Coast, Inc. as of June 30, 2006 and for the period from inception (February 7, 2006) through June 30, 2006. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas
August 17, 2007